EXHIBIT 5

SILVER, FREEDMAN & TAFF, L.L.P.
1700 Wisconsin Avenue, N.W.
Washington, D.C.     20007
tel: (202) 295-4500
fax: (202) 337-5502

May 13, 2002

VIA EDGAR

Board of Directors
Monarch Community Bancorp, Inc.
375 North Willowbrook Road
Coldwater, MI 49036

Members of the Board of Directors:

              We have acted as special counsel to Monarch Community Bancorp, Inc., a Maryland corporation (the "Holding Company"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form SB-2 (the "Registration Statement"), relating to the issuance of up to 2,314,375 shares of the Holding Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Branch County Federal Savings and Loan Association of Coldwater, a federally chartered mutual savings association (the "Bank"), into a federally chartered stock savings institution as a wholly owned subsidiary of the Holding Company (the "Conversion"). The Conversion and the offering of the shares of Common Stock for sale to the public are being made in accordance with the Plan of Conversion (the "Plan"). In this regard, we have examined the Charter and Bylaws of the Holding Company, resolutions of the Board of Directors of the Bank, the Plan and such other documents and matters of law as we deemed appropriate for the purpose of this opinion.

              Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

              We hereby consent to the filing of this opinion as an exhibit to the Holding Company's Registration Statement and to the references to Silver, Freedman & Taff, L.L.P. under the heading "Legal and Tax Opinions" in the Prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Silver, Freedman & Taff, L.L.P. SILVER, FREEDMAN & TAFF, L.L.P.